SHAREHOLDERS AGREEMENT, dated as of November 6, 1997, between FRED MEYER, INC., a Delaware corporation ("Parent"), and Stuart M. Sloan ("Shareholder").

          WHEREAS, Parent, Q-Acquisition Corp., a Washington corporation and a wholly owned subsidiary of Parent ("Sub"), and Quality Food Centers, Inc., a Washington corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

          WHEREAS, Shareholder owns 1,498,982 shares of Common Stock, par value $.001 per share, of the Company (the "Company Common Stock") (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares"); and

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that Shareholder enter into this Agreement;

          NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

          1. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Parent as of the date hereof in respect of himself as follows:

          (a) Authority. The Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder enforceable in accordance with its terms. Except for the Standstill Agreement, dated as of January 14, 1995 (the "Standstill Agreement"), by and between the Company and Shareholder (the relevant provisions of which have been waived by the Company to permit Shareholder to enter into and perform this Agreement, as set forth in the agreement between the Company and Shareholder dated November 6, 1997', the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other
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     agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Shareholder or to the Shareholder's property or assets. If Shareholder is married and the Shareholder's Subject Shares constitute community property or otherwise need spousal or other approval to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which Shareholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

          (b) The Subject Shares. The Shareholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares, free and clear of any Encumbrances. The Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares. The Shareholder has the sole right to vote, and the sole power of disposition with respect to, such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares, except for the Standstill Agreement and except as contemplated by this Agreement.

          2. Representations and Warranties of Parent. Parent hereby represents and warrants to Shareholder that Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or by-laws of Parent, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to Parent's property or assets.

          3. Covenants of Shareholder. Until the termination of this Agreement in accordance with Section 7, Shareholder agrees as follows:
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                                                                               3


          (a) At any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, the Shareholder shall be present (in person or by proxy) and shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

          (b) At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Shareholder's vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding-up of or by the Company or any other takeover proposal (collectively, "Takeover Proposal") or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company. The Shareholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

          (c) Except as provided in the immediately succeeding sentence of this
     Section 3(c), the Shareholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of, the Subject Shares to any person other than pursuant to the terms of the Merger or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Takeover Proposal and agrees not to commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, the Shareholder shall have the right, for estate planning purposes, to Transfer Subject Shares to a transferee only following the due execution and delivery to Parent by each transferee of a legal, valid and binding counterpart to this Agreement.

          (d) During the term of this Agreement, the Shareholder shall not, nor shall he permit any of his affiliates or any director, officer, employee, investment banker, attorney or
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                                                                               4


     other adviser or representative of the Shareholder to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal. Notwithstanding the foregoing provisions of this Section 3(d), Shareholder and all other persons described in the first sentence of this Section 3(d), shall be entitled to take all actions and to exercise all rights with respect to any Transaction as the Company may take or exercise pursuant to Section 5.4 of the Merger Agreement; provided, that the Company, in connection with such actions and the exercise of such rights, complies with Section 5.4 of the Merger Agreement.

          (e) Until after the Merger is consummated or the Merger Agreement is terminated, the Shareholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

          4. Affiliate Letter; Tax Certificates. Shareholder shall execute and deliver the agreement contemplated by the last sentence of Section 5.11(a) of the Merger Agreement and, if requested by tax counsel of Parent or for the Company in connection with the rendering of the tax opinions contemplated by the Merger Agreement, a tax certificate substantially in the form attached hereto as Exhibit A.

          5. Further Assurances. Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          7. Termination. This Agreement shall terminate upon the earlier of (a) the termination of the Merger Agreement, (b) the withdrawal, modification or amendment by the Board of Directors of the Company in any respect adverse to Parent or Sub
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                                                                               5


of its approval or recommendation of the Merger Agreement, the Merger or any of the transactions contemplated by the Merger Agreement or (c) the Effective Time.

          8. Waiver of Appraisal and Dissenter's Rights. Until the termination of this Agreement in accordance with Section 7, Shareholder hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that Shareholder may have with respect to Shareholder's Subject Shares.

          9. General Provisions.

          (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.2 of the Merger Agreement and to the Shareholders at their respective addresses set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

          (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (d) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

          (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.
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          (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          10. Shareholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Shareholder signs solely in his capacity as the record holder and beneficial owner of Shareholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Shareholder in his or her capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

          11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.
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          IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and the Shareholder has signed this Agreement, all as of the date first written above.

                                       FRED MEYER, INC.



                                       By: KENNETH THRASHER
                                           -------------------------------------
                                           Name: Kenneth Thrasher
                                           Title: EVP


                                       Shareholder:


                                       STUART M. SLOAN
                                       -----------------------------------------
                                       Name:  Stuart M. Sloan